EXHIBIT 10.19(e)

FOURTH AMENDMENT TO LEASE

(Stadium Orange)

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of August 15, 2014, by and between STADIUM PROMENADE LLC, a California limited liability company (“Landlord”), and CENTURY THEATRES, INC., a California corporation (“Tenant”).

R E C I T A L S:

A.Landlord (previously known as Syufy Enterprises (“Original Landlord”)) and Century Theaters, Inc., a Delaware corporation (“Original Tenant”), entered into a certain Century Stadium Promenade Lease dated as of October 1, 1996 (the “Original Lease”) for certain premises located in City of Orange, California.

B.The Original Lease has been previously amended by (a) that certain First Amendment To Lease, dated as of April 15, 2005 (the “First Amendment”), (b) that certain Second Amendment to Lease dated as of September 29, 2005 (the “Second Amendment”) and (c) that certain Third Amendment to Lease dated as of August 5, 2006 (the “Third Amendment”). The Original Lease as heretofore amended is referred to herein as the “Lease”.

C.Landlord is the present Landlord under the Lease, and Tenant is the present Tenant under the Lease.

D.Landlord and Tenant now desire to further amend the Lease, upon the terms and conditions set forth in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby modified and amended, and Landlord and Tenant hereby agree, as follows:

1.Recitals Incorporated; Certain Defined Terms.  The Recitals set forth above are incorporated into this Amendment and shall be deemed a part hereof, the same as if fully set forth in this Paragraph 1.  Capitalized terms that are used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Lease.

2.Sale of Alcoholic Beverages in the Premises.  Subject to Tenant complying with all laws, codes, statutes and ordinances for the sale of alcoholic beverages in the Premises, and Tenant delivering to Landlord a certificate of insurance evidencing the additional insurance required pursuant to Paragraph 3 of this Amendment below, Tenant’s Use of the Premises pursuant to Section 10.01 of the Lease may include the sale of alcoholic beverages.

3.Insurance.  Prior to Tenant commencing the sale of alcoholic beverages in the Premises, Tenant shall deliver Landlord (pursuant to Section 16.01 of the Lease) a certificate of insurance (in a form reasonably acceptable to Landlord) evidencing that Tenant has obtained liquor liability (Dram Shop) insurance coverage, in a minimum amount of One Million and 00/100 Dollars ($1,000,000.00) per occurrence and in a minimum amount of Two Million and 00/100 Dollars ($2,000,000.00) general aggregate, related to Tenant's sale of alcoholic beverages in the Premises.

4.Gross Receipts.  Notwithstanding anything in the Lease to the contrary, Tenant acknowledges, understands and agrees that the sale of alcoholic beverages in the Premises shall be included in the definition of Gross Receipts and for the purpose of calculating Percentage Rent due under the Lease.

5.Sale of Liquor in the Entire Premises.  Section l9(iii) of the Third Amendment is deleted in its entirety and is replaced with the following:

“(iii) Subject to the provisions of existing leases, licenses and operating agreements, Landlord shall not lease license, enter into an operating agreement for, sell or use any space in the Entire Premises for operating the following: a bowling alley; a bar or lounge (other than a bar or lounge that is connected with a restaurant, and deriving no more than fifty percent (50%) of its revenues from the sale of alcoholic beverages); a liquor store (other than a first class or upper-end wine or liquor store, such as “BevMo”); a bulk candy store (other than upper-end candy stores such as Godiva, Sees, Rocky Mountain Chocolates and similar concepts); a popcorn store; a massage parlor or adult (i.e., pornographic) book store.  Notwithstanding the foregoing, in no event shall the above noted fifty percent (50%) cap on revenues that are derived from the sale of alcoholic beverages apply to or in any manner restrict the sale of alcoholic beverages by O.C. Restaurant Group LLC (or its successors or assigns), so long as it operates as The Tilted Kilt restaurant within the Entire Premises.”

6.Effect of Amendment.  This Amendment modifies and amends the Lease, and the terms and provisions hereof shall supersede and govern over any contrary or inconsistent terms and provisions set forth in the Lease.  The Lease, as previously amended and as hereby further amended and modified, remains in full force and effect and is hereby ratified and confirmed.  All future references in the Lease to the “Lease” shall mean and refer to the Lease, as amended and modified by this Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date herein above provided.

Landlord:

STADIUM PROMENADE, LLC,

a California limited liability company

By:	SyWest Holdings LLC,
a California limited partnership
Its:	Member/Manager

By:	Syufy Enterprises,
a California limited partnership
Its:	Member/Manager

By:	Syufy Properties, Inc.,
a California corporation
Its:	General Partner

By:	/s/ William Vierra
William Vierra
Its:	Senior Vice President

Tenant:

CENTURY THEATRES, INC.,

a California corporation

By:	/s/Tom Owens

Name:	Tom Owens

Title:	Executive Vice President – Real Estate